FIRST AMENDED

                  CHIPS AND TECHNOLOGIES, INC.

              1988 NONQUALIFIED STOCK OPTION PLAN

                     FOR OUTSIDE DIRECTORS




     1. Purpose. The Chips and Technologies, Inc. 1988 Nonqualified Stock Option Plan for Outside Directors (the "Prior Plan") was established effective as of March 1, 1988 (the "Effective Date"), to create additional incentive for the outside directors of Chips and Technologies, Inc. and any successor corporation thereto (collectively referred to as the "Company"), to promote the financial success and progress of the Company. The Prior Plan is amended and restated as the First Amended Chips and Technologies, Inc. 1988 Nonqualified Stock Option Plan for Outside Directors (the "Plan") effective upon approval of the Company's stockholders (the "Amendment Effective Date").

     2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board') and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if such committee has been appointed. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. All Options shall be nonqualified stock options. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     3. Eligibility and Type of Option. The Options may be granted only to directors of the Company who are not employees of the Company or any present parent and/or subsidiary corporations of the Company. Options granted to eligible directors of the Company ("Outside Directors") shall be nonqualified stock options, that is, options which do not meet the requirements of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Code.

     4. Shares Subject to Option. Options shall be options for the purchase of the authorized but unissued common stock of the Company (the "Stock") subject to adjustment as provided in Paragraph 8 below. The maximum number of shares of Stock which may be issued under the Plan shall be 350,000 shares. In the event that any outstanding Option for any reason expires or is terminated and/or shares subject to repurchase are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option may again be subjected to an Option.

     5. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the Effective Date.

     6. Terms, Conditions and Form of Options. Options granted pursuant to the Plan shall be evidenced by written agreements ("Stock Option Agreements") specifying the number of shares of Stock covered thereby, in substantially the form attached hereto as Exhibit A and incorporated herein by reference (the "Option Agreement"), except as set forth herein, and shall comply with and be subject to the following terms and conditions:

          (a)  Automatic Grant of Options.

               (i) Each Outside Director shall be granted an Option for Twenty Thousand (20,000) shares of Stock upon the later of the Effective Date or the date said Outside Director is first elected to serve on the Board.

               (ii) The Anniversary Date of an Outside Director who was elected to the Board prior to the Effective Date shall be the date which is twelve (12) months after the Effective Date, and successive anniversaries thereof. The Anniversary Date of any Outside Director who is elected to the Board on or after the Effective Date shall be the date which is twelve (12) months after such election and successive anniversaries thereof. The Anniversary Date of a director who is employed by the Company or a present parent and/or subsidiary corporation of the Company and who subsequently terminates such employment while remaining on the Board shall be the date following such termination of employment.

               (iii) Each Outside Director shall be granted on the Amendment Effective Date an additional Option for the Ten Thousand (10,000) shares of Stock for each odd Anniversary Date of such Outside Director which occurred subsequent to the later of the Effective Date or such Outside Director's election to the Board and prior to the Amendment Effective Date. For example, an Outside Director elected to the Board prior to the Effective Date would be granted an Option for Thirty Thousand (30,000) shares of Stock computed as follows:

     10,000 multiplied by 3 odd year Anniversary Dates (3-1-89, 3-1-91 and 3-1-93).

Vesting on each Ten Thousand (10,000) share Option granted pursuant to this Paragraph 6(a)(iii) shall run from the odd Anniversary Date to which such grant relates.

               (iv) Each Outside Director shall be granted an additional Option for Ten Thousand (10,000) shares of Stock upon every Anniversary Date occurring on or after the Amendment Effective Date of said Outside Director's tenure as a Director.

               (v) Each Outside Director shall be granted an additional Option on the Amendment Effective Date and on every Anniversary Date thereafter on which such Outside Director is a member of one or more Board Committees ("Committee Membership") for a number of shares of Stock determined as follows. For each Committee Membership, the Outside Director shall be granted Two Thousand Five Hundred (2,500) shares of Stock.

               (vi) An Outside Director who is serving as Chairman of the Board shall be granted an additional Option on the Amendment Effective Date and upon every Anniversary Date thereafter on which the Outside Director is so serving as Chairman of the Board for Five Thousand (5,000) shares of Stock.

               (vii) Notwithstanding any other provision of the Plan, no Option shall be granted to any individual who is no longer serving as an Outside Director of the Company, Committee Member, or Chairman of the Board, as the case may be, on an Anniversary Date which would otherwise be a date of grant.

               (viii) For purposes of determining the number of Option shares under Paragraphs 6(a)(v) and (vi), only service while an Outside Director shall be counted.

          (b) Option Price. The option price per share for an Option shall be the fair market value, as determined by the closing price of the Company's common stock on the National Association of Securities Dealers Automated Quotation System (the "NASDAQ System") as reported in the Wall Street Journal on the date prior to the date of the granting of the Option. If the such date prior to the date of the granting of the Option does not fall on a day on which the Company's Stock is trading on the NASDAQ System or a national securities exchange, the date on which the Option price per share shall be established shall be the last day on which the Company's Stock was so traded prior to the date of the granting of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

          (c) Exercise Period of Options. Any Option granted hereunder shall be exercisable for a term of ten (10) years.

          (d) Payment of Option Price. Payment of the option price for the number of shares of Stock being purchased pursuant to any Option shall be made:

               (i)  in cash;

               (ii) by check, or

               (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).


     7. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of the Option Agreement either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended stock option agreements shall be in accordance with the terms of the Plan.

     8. Effect of Change in Stock Subject to the Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the option price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

     9. Ownership Change and Transfer of Control. For the purposes hereof, the "Control Company" shall mean Chips and Technologies, Inc. An "Ownership Change" shall be deemed to have occurred in the event of any of the following occurrences with respect to the Control Company:

          (a) the direct or indirect sale or exchange by the stockholders of the Control Company of all or substantially all of the stock of the Control Company;

          (b)  a merger in which the Control Company is a party; or

          (c) the sale, exchange, or transfer of all or substantially all of the Control Company's assets.

     A "Transfer of Control" shall mean an Ownership Change in which the stockholders of the Control Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company.

     In the event of a Transfer of Control, the Board, in its sole discretion, shall either (i) provide that any unvested portion of the Option shall be immediately exercisable and vested as of a date prior to the Transfer of Control, as the Board so determines, or (ii) arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation either assume the Company's rights and obligations under outstanding stock option agreements or substitute options for such corporation's stock for such outstanding options. Any Options which are neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be, shall terminate effective as of the date of the Transfer of Control.

     10. Options Non-Transferable. During the lifetime of the Optionee, an Option shall be exercisable only by said Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

     11. Termination or Amendment of Plan. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the Company's stockholders, there shall be (i) no increase in the total number of shares covered by the Plan (except by operation of the provisions of Paragraph 8, above), and (ii) no expansion in the class of persons eligible to receive nonqualified stock options. Notwithstanding the foregoing, the Plan may not be amended more frequently than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee.

    IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing First Amended Chips and Technologies, Inc. 1988 Nonqualified Stock Option Plan for Outside Directors was duly adopted by the Board of Directors of the Company on the ______ day of ______________, 1993, and approved by a majority of the stockholders of the Company on November 10, 1993.





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